EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form
 S-1 (File No. 333-127498) of Gastar Exploration Ltd. of (i) our report dated March 18, 2005 (December 21, 2005 as to Notes 5, 13, 14, 22 and Note 25) relating to the consolidated financial statements of Gastar Exploration Ltd. and subsidiaries, which appears in the Annual Report on Form 10-K of Gastar Exploration Ltd. for the year ended December 31, 2005 and (ii) our report dated August 26, 2005 relating to the statements of revenues and direct operating expenses for certain natural gas properties acquired by Gastar Exploration Ltd. from Geostar Corporation, which appears in a Form 8-K of Gastar Exploration Ltd. filed with the Securities and Exchange Commission on or about April 13, 2006.

We also consent to the reference to us under the heading “Experts” contained in the Prospectus.

/s/ BDO DUNWOODY LLP

Calgary, Alberta

April 13, 2006